   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2004
                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                            ARBOR REALTY TRUST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  MARYLAND                                      20-0057959
     (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                                 --------------
                          333 EARLE OVINGTON BOULEVARD
                                    SUITE 900
                            UNIONDALE, NEW YORK 11553
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

           ARBOR REALTY TRUST, INC. 2003 OMNIBUS STOCK INCENTIVE PLAN,
                            AS AMENDED AND RESTATED
                            (FULL TITLE OF THE PLAN)
                                 --------------

                               FREDERICK C. HERBST
                          333 EARLE OVINGTON BOULEVARD
                                    SUITE 900
                            UNIONDALE, NEW YORK 11553
                                 (516) 832-7408

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 --------------

                         CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
                   TITLE OF EACH CLASS OF           AMOUNT TO BE      OFFERING PRICE        AGGREGATE       REGISTRATION
                 SECURITIES TO BE REGISTERED        REGISTERED(1)(2)   PER SHARE(3)      OFFERING PRICE          FEE
--------------------------------------------        -------------    ----------------   ------------------  --------------
Common stock, par value $0.01 per share                287,901             23.56          $6,782,947.56        $798.35

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated, by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Represents the remaining number of shares of common stock issuable under the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated.

(3) Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of Arbor Realty Trust, Inc. common stock as reported by the New York Stock Exchange on December 16, 2004.

                                EXPLANATORY NOTE

      This registration statement registers shares of common stock, par value $0.01 per share (the "Common Stock"), of Arbor Realty Trust, Inc. (the "Company") that may be issued and sold under the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

      * The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed with the SEC are incorporated by reference in this registration statement:

      (a) The Company's prospectus, dated July 13, 2004, filed pursuant to Rule 424(b) under the Securities Act and that contains (i) the consolidated balance sheet of the Company as of December 31, 2003, and the related consolidated statements of income, stockholders equity, and cash flows for the period from June 24, 2003 (Inception) to December 31, 2003 and (ii) the consolidated statement of revenue and direct operating expenses of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries for the six months ended June 30, 2003;

      (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and Form 10-Q/A filed on November 17, 2004; the Company's Current Reports on Form 8-K dated June 14, 2004, June 24, 2004, July 30, 2004, September 30, 2004, December 13, 2004 and
December 20, 2004; and

      (c) The description of the Common Stock contained in the Registration Statement on Form 8-A, dated April 5, 2004, filed with the SEC by the Company to register the Common Stock under the Securities and Exchange Act of 1934 as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Venable LLP, Baltimore, Maryland.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

      The charter authorizes the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

      Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      The Company has also agreed to indemnify its directors and executive officers to the maximum extent permitted by Maryland law, and pay such persons' expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
  NO.                         DESCRIPTION
  ---                         -----------
  4.1      Form of certificate for common stock*

  5.1      Opinion of Venable LLP relating to the legality of the securities being registered hereby

 10.1      Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated**

 23.1      Consent of Ernst & Young LLP, independent registered public accounting firm

 23.2      Consent of Venable LLP (included in Exhibit 5.1)

 24.1      Powers of Attorney (included on signature page)

* Incorporated by reference to the Company's Registration Statement on Form S-11 (Registration No. 333-110472), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on November 13, 2003.

** Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

ITEM 9.  UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Uniondale, State of New York, on December 17, 2004.

                              ARBOR REALTY TRUST, INC.

                              By: /s/ Frederick C. Herbst
                                  ----------------------------------------------
                                   Name:   Frederick C. Herbst
                                   Title:  Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

      Each of the undersigned officers and directors of Arbor Realty Trust, Inc., a Maryland corporation, hereby constitutes and appoints Frederick C. Herbst and Walter K. Horn and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                TITLE                          DATE
               ---------                                -----                          ----
   /s/ Ivan Kaufman                         Chairman of the Board, Chief        December 17, 2004
------------------------------------            Executive Officer and
Ivan Kaufman                                    President (Principal
                                                 executive officer)

   /s/ Frederick C. Herbst                   Chief Financial Officer and        December 17, 2004
------------------------------------                  Treasurer
Frederick C. Herbst                         (Principal financial officer)

   /s/ William Helmreich                              Director                  December 17, 2004
------------------------
William Helmreich

          SIGNATURE                                    TITLE                         DATE
   /s/ Walter K. Horn                                 Director                  December 17, 2004
------------------------------------
Walter K. Horn

   /s/ C. Michael Kojaian                             Director                  December 17, 2004
------------------------------------
C. Michael Kojaian

   /s/ Melvin F. Lazar                                Director                  December 17, 2004
------------------------------------
Melvin F. Lazar

   /s/ Joseph Martello                                Director                  December 17, 2004
------------------------------------
Joseph Martello

   /s/ Jonathan A. Bernstein                          Director                  December 17, 2004
------------------------------------
Jonathan A. Bernstein

                                  EXHIBIT INDEX

EXHIBIT
  NO.                      DESCRIPTION
  ---                      -----------
 4.1   Form of certificate for common stock*

 5.1 Opinion of Venable LLP relating to the legality of the securities being registered hereby

10.1 Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated**

23.1 Consent of Ernst & Young LLP, independent registered public accounting firm

23.2   Consent of Venable LLP (included in Exhibit 5.1)

24.1   Powers of Attorney (included on signature page)

99.1 Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated**

* Incorporated by reference to the Company's Registration Statement on Form S-11 (Registration No. 333-110472), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on November 13, 2003.

** Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.